EXHIBIT 16.1

                         DEMPSEY VANTREASE & FOLLIS PLLC
                             630 South Church Street
                                    Suite 300
                          Murfreesboro, Tennessee 37130



                                November 24, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

         We have read the statements made by Eline Entertainment Group, Inc. (the "Company") as contained in Item 4 of the Company's Form 8-K dated November 24, 2003 (copy attached) which we understand will be filed with the SEC. We agree with the statements concerning our Firm in such Form 8-K.

                                        Very truly yours,

                                        /s/ Dempsey Vantrease & Follis LLP
                                        Dempsey Vantrease & Follis LLP